Exhibit 2.2
Form 10-SB
Dr. Christopher's Original Formulas Inc.
File No.:


                     ASSET TRANSFER AGREEMENT

     This Agreement (the "Agreement") entered into this 25th day of March 2000 by and between UNIVERSITY GRAPHICS, INC., a New Jersey corporation with offices located at 5882 South 900 East, Suite 202, Salt Lake City, Utah 84121 (the "Company"), and JEFFREY
M. BARRIE, a New Jersey resident residing at 124 Rumson Road, Rumson, New Jersey, 07760 (the "Investor") and HIGHLAND ASSOCIATES, a New Jersey partnership with offices located at 124 Rumson Road, Rumson, New Jersey, 07760 (the "Creditor").

                             Recitals

     WHEREAS, the current board of directors of the Company have conducted extensive due diligence, including legal and financial due diligence;

     WHEREAS, the current board of directors are of the opinion that the shareholders of the Company will be better served if the Company divests itself of all of its current liabilities and assets and pursues the acquisition of an existing business, for the purposes herein referred to as "Newco", through a reverse acquisition rather than continuing with the historical intent of the Company;

     WHEREAS, the Creditor is the landlord of the Company and is entitled to monthly lease payments extending until October 21, 2004 for the lease of the Company's existing office space located at 21 West Lincoln Avenue, Atlantic Highlands, New Jersey 07716, pursuant to a Lease Agreement dated October 22, 1984;

     WHEREAS, the Investor has loaned significant monies, time and energy (collectively referred to as the "Resources") to the Company and is desirous to receive valid compensation for these Resources;

     WHEREAS, the current board of directors of the Company has been provided with all relevant materials regarding the debts owed to the Creditor and the Investor and have reviewed such to their satisfaction;

     WHEREAS, the Creditor and the Company agree that the present value of the lease payments owed to the Creditor under the term of the Lease Agreement is One Hundred Ninety-Two Thousand Dollars
($192,000);

     WHEREAS, the Investor and the Company agree that the Company owes the Investor a total of Four Hundred Twenty One Thousand
Eighty-Five Dollars and Ninety-Two Cents ($421,085.92);

     NOW, THEREFORE, in consideration of the terms and conditions of this Agreement the parties hereto agree as follows:

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                  ARTICLE I - TRANSFER OF ASSETS.

     A. Assignment of Note and Supporting Loan Documents. The Company hereby agrees to transfer and assign to the Investor and the Creditor (to be apportioned between same as set forth below) the rights it holds in a Promissory Note given by GGS Information Services, Inc. dated November 17, 1997 in the principal amount of $707,165.00, together with the Security Agreement and the UCC-1 Financing Statements related thereto, and assigned to the Company by First Union National Bank by Assignment of Loan Documents dated July 31, 1998 and notarized on August 11, 1998. The Promissory
Note is performing and the principal amount due thereunder has been reduced to approximately Three Hundred Thirty Thousand Dollars ($330,000) which proceeds shall be apportioned between the Investor and the Creditor as follows: One Hundred Ninety Thousand Dollars ($190,000) of the proceeds to the Creditor with the remaining proceeds to the Investor. The Company shall allocate $73,432.18 of the proceeds paid to the Investor as a set-off against a loan balance of $148,886.16 due and owing to the Investor for a loan to be made to the Company from Investor's Insurance Policy (the "Loan") and the remaining proceeds to pay the Investor for the other Resources. The transfer and assignment shall be accomplished through the execution by the parties hereto of a separate legal document entitled "Assignment of Loan Documents" effective April 7, 2000.

     B. Transfer of Cash on Hand. The Company hereby transfers all of its cash on hand, a total of Twenty Thousand Eight Hundred Twenty Seven Dollars and Seventy-Eight Cents ($20,827.78) less payment of current liabilities to the Investor in payment for the Other Resources.

     C. Transfer of the Remaining Assets of the Company. The Company hereby transfers all other assets including but not limited to legal title to its name (University Graphics, Inc.), technologies, trademarks, registrations, and secrets to the Investor.

     D. Set-off of Premium Advance. The Company and the Investor agree to set-off an Insurance Premium Advance owed to the Company in the amount of $75,454.00 against the remaining balance of the Loan.

     F. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.

     G. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supercedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

     H. Interpretation of Agreement. This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

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     I. Partial Invalidity. If any term of this Agreement shall be held to be invalid or unenforceable, such term shall be deemed to be severable and the validity of the terms of this Agreement shall in no way be affected thereby.

     J. Headings. The descriptive headings of the various Sections or parts of this Agreement are for the convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     K. Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such actions as may be reasonably requested by the other party to confirm or perfect title to any property interests transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     L. Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has freely agreed to be bound by the terms and conditions of this Agreement.

                ARTICLE II -RELEASE OF LIABILITIES.

     A. Release of Liabilities Given by the Creditor. The Creditor hereby releases and gives up any and all claims and rights that the Creditor may have against the Company for anything which has happened up to now.

     B. Release of Liabilities Given by the Investor. The Investor hereby releases and gives up any and all claims and rights that the Investor may have against the Company for anything which has happened up to now.

         ARTICLE III - ASSUMPTION OF EXISTING LIABILITIES.

     A. The Investor's Agreement to Assume Undisclosed Liabilities. The Investor hereby agrees to assume all liabilities of the Company which are not otherwise disclosed herein and are existing prior to the date of this Agreement. The Investor agrees to defend and hold the Company harmless from any claim, action or suit brought by any party for any and all claims arising prior to the date of this Agreement except that the Investor is under no duty to defend or hold the Company harmless for any and all claims arising out of this Agreement or any of the other actions taken by the parties to effectuate the acquisition, merger and consolidation of Newco, as a wholly owned subsidiary of the Company.

    ARTICLE IV - REPRESENTATION AND WARRANTIES OF THE COMPANY.

     A. Representations and Warranties of the Company. The Company represents and warrants to the Investor and Creditor as set forth below. These representations and warranties are made as an inducement to the Company to enter into this Agreement.

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       1. Organization and Good Standing. The Company is
       a corporation duly organized, validly existing and *in good standing under the laws of the State of New Jersey with full power and authority to enter into and perform the transactions contemplated under this Agreement.

       2. Performance of this Agreement. The execution and performance of this Agreement has been authorized by the Board of Directors of the Company.

    ARTICLE V - REPRESENTATION AND WARRANTIES OF THE CREDITOR.

     A. Representations and Warranties of the Creditor. The Creditor represents and warrants to the Company as set forth below. These representations and warranties are made as an inducement to the Company to enter into this Agreement.

       1. Organization and Good Standing. The Creditor is a partnership duly organized, validly existing and in good standing under the laws of the State of New Jersey with full power and authority to enter into and perform the transactions contemplated under this Agreement.

       2. The Creditor makes no representations or warranties as to whether this transaction complies with federal or state law.

    ARTICLE VI - REPRESENTATION AND WARRANTIES OF THE INVESTOR.

     B. Representations and Warranties of the Investor. The Investor represents and warrants to the Company as set forth below. These representations and warranties are made as an inducement to the Company to enter into this Agreement.

       1. Access to Information. The Investor has received and read and is familiar with information concerning the Company, and confirms that, to his satisfaction, has a complete knowledge of all documents, records, books and obligations of the Company.

       2. Accuracy of All Statements made by the Investor. No representation or warranty by the Investor in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by the Investor pursuant to this Agreement, nor any document or certificate delivered to the Company pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits to state or shall omit to state a material fact necessary to make the statements contained therein not misleading.

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       3. The Investor further represents and warrants
       that no person over whom or over which the Investor has control, with whom the Investor has a family relationship, with whom or with which the Investor has a material relationship, or any associate of the Investor is owed any money by the Company, has any cause of action or claim against the Company, or otherwise has any cause of action or claim against the Company, or otherwise has any contractual agreement, arrangement, or other relationship with the Company.

       4. The Investor makes no representations or warranties as to whether this transaction complies with federal or state law.

                  ARTICLE VIII - INDEMNIFICATION.

     A. Indemnification Given by the Company. The Company hereby agrees to defend and hold both the Creditor and the Investor and their agents, including their attorneys and accountants, harmless from any and all claims, actions or suits brought by any third party including but not limited to shareholders or any federal or state regulatory bodies in any way arising out of or otherwise relating to any of the actions taken by the parties to effectuate the acquisition, merger and consolidation of Newco, as a wholly owned subsidiary of the Company or from any and all claims or liabilities arising after the date of this Agreement.

                 ARTICLE IX - CONDITION PRECEDENT

     A. Condition. The performance of all parties obligations hereunder are expressly subject to the Company's shareholders approval on April 7, 2000 or within 60 days thereafter of all actions necessary to consummate the acquisition, merger and consolidation of Newco, as a wholly owned subsidiary of the Company.

               ARTICLE X - MISCELLANEOUS PROVISIONS.

     A. Default Costs. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including reasonable attorney's fee, which may arise or accrue from enforcing this Agreement or in pursuing any remedy provided hereunder.

     B. Waiver and Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, terminated or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, termination or discharge is sought.

     C. Notices. All communications provided for herein shall be in writing at the address first set forth herein or as otherwise shall be designated by any party hereto.

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     D. Governing Law. This Agreement shall be construed and
applied in accordance with the laws of the State of New Jersey. Any controversy or claim arising out of or relating to this agreement, or the breach thereof, which is not settled between the parties themselves, shall be settled by arbitration in accordance with the rules of the American Arbitration Association.

     E. Successors and Assigns. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the other parties and successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this document the day and year first above written.

     COMPANY:                      INVESTOR

     By: /s/ Robert Scott 3/28/2000          By /s/ Jeffrey Barrie
3/25/2000
                  Robert       Scott,       President         Date
Jeffrey Barrie           Date

     547 Alpine Dr.                               124 Rumson Road
     Address                       Address

     Elh Ridge,   UT   84651            Rumson,   NJ    07760
     City            State           Zip                      City
State       Zip


     CREDITOR:

     By: /s/ Jeffrey Barrie                  3-24-2000
       Jeffrey Barrie, Authorized Partner Date

     124 Rumson Road
     Address

     Rumson    NJ       07760
     City         State       Zip

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               ADDENDUM TO ASSET TRANSFER AGREEMENT

This document is to confirm that the liabilities referenced in the Asset Transfer Agreement dated 3-25-2000 by and between University Graphics, Inc. (the "Company") and Jeff M. Barrie (the "Investor") and Highland Associates (the "Creditor") are to include all assets and liabilities of the Company and all transfers of such assets and liabilities are to be effective on or before March 31, 2000.

In connection with the foregoing transfer all shares of the subsidiaries, specifically University Graphics, Inc., a Pennsylvania corporation and TG Corporation, a New Jersey corporation are to be transferred to Jeffrey M. Barrie effective 3-25-2000. Further, Mr. Barrie is empowered to take all actions required to complete said transfer.

     /s/ Robert Scott
     Robert Scott

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                   ASSIGNMENT OF LOAN DOCUMENTS

     This Assignment of Loan Documents is made, to be effective on April 7, 2000, by and between UNIVERSITY GRAPICS, INC. ("Assignor"), for good and valuable consideration, in favor of JEFFREY M. BARRIE and HIGHLANDS ASSOCIATES ("Assignees"), pursuant to an Asset Transfer Agreement between Assignor and Assignees dated March 25, 2000 ("Asset Transfer Agreement").

     Assignor hereby assigns, transfers and sets over to Assignees, their successors and assigns, the proceeds of which are to be apportioned between Assignees in accordance with the terms of the Asset Transfer Agreement, the Promissory Note given by GGS Information Services, Inc. dated November 17, 1997 in the principal amount of $707,165, described more particularly in Exhibit A annexed hereto, together with the Security Agreement and the UCC-1 Financing Statements related thereto and described more particularly in Exhibit A and assigned to Assignor by First Union National Bank by Assignment of Loan Documents dated July 31, 1998 and notarized on August 11, 1998.

                                   UNIVERSITY GRAPHICS, INC.

                                   By: /s/ Robert Scott
                                        Robert Scott
                                        President


STATE OF UTAH       :
                      :       SS
COUNTY OF UTAH   :

     On this 28th day of March, 2000, before me, a Notary Public, the undersigned officer, personally appeared Robert Scott, who acknowledged himself to be the President of UNIVERSITY GRAPHICS, INC., the Assignor in the foregoing instrument, and that he as such President, being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing his name thereto as President of Assignor.

WITNESS my and Notarial seal, the day and year aforesaid.

                                        /s/ Vicky A. Curtis
                                        Notary Public

                   ACKNOWLEDGEMENT BY ASSIGNEES

     The Assignees hereby acknowledge by virtue of their execution of this Acknowledgement that they have read the aforesaid instrument, understand and accept the terms thereof

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On  behalf  of  JEFFREY  M. BARRIE       On  behalf  of  HIGHLANDS
ASSOCIATES


By: Jeffrey M. Barrie                        By: Jeffrey M. Barrie
       Jeffrey M. Barrie                                   Jeffrey
M. Barrie
                                          Authorized Partner

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